UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2007

RTG VENTURES, INC.
(Exact name of registrant as specified in this charter)

Florida	333-85072	59-3666743
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o David E Price
Top Tier Strategies
1915 Eye Street, 5th Floor
Washington, DC 20006-2107
(Address and Zip Code of Principal Executive Offices)

Issuer's Telephone Number: (917) 488-6473

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is filed by RTG Ventures, Inc., a Florida corporation (the “Registrant”), in connection with the items described below. It amends that certain Current Report on Forms 8-K/A, dated March 31, 2010 and July 15, 2010 that were filed by the Registrant with the Commission to include information about RTG Ventures (Europe) Ltd and the financial statements and pro forma financials to be presented.

Item 1.01 Entry Into a Material Definitive Agreement.

On March 31, 2010, RTG Ventures, Inc., a Florida corporation (the “Company”) and Cloud Channel Limited, which was subsequently re-named as RTG Ventures (Europe) Limited in July 2010 (“RTG Ventures (Europe)”), a private company registered in England and Wales with company number 07147702, limited by shares, entered into and completed a Share Exchange Agreement whereby the Company acquired 100% of the shares of RTG Ventures (Europe), 10,000 (Ten Thousand) ordinary shares at £ .0001 per share par value.

•
On March 31, 2010 RTG Ventures (Europe) entered into a share purchase agreement with Stylar Limited “Stylar” a private limited company, registered in England and Wales, company number 07009951, whereby RTGV would acquire 100% of its shares.

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On March 31, 2010 RTG Ventures (Europe) Limited entered into a share purchase agreement with  Bitemark MC Limited “Bitemark” a private limited company, registered in England and Wales, company number 4258735, whereby RTGV would acquire 100% of its shares.

RTG Ventures (Europe) will be allocated Convertible Preferred Shares of RTG Ventures, Inc. The convertible Preferred Shares will be issued concurrently with their conversion to common stock 12 months from the September 3, 2010 which is the effective transaction date.

The business of RTG Ventures (Europe) Ltd was described in form 8 K/A filed on July 15, 2010. Additional information is now included below.

Item 2.01 Completion of Acquisition

On September 03, 2010 (the "Closing Date"), we completed the share purchase agreements with Stylar, and Bitemark. The effects of the completion of the respective transactions will be reported as of the date of issuance of RTG Ventures, Inc. audited financial statements for the period ended August 31, 2010.

Consideration to Stockholders of RTG Ventures (Europe) Limited

Pursuant to the Share Exchange Agreement, the Registrant acquired 100% of the outstanding capital stock of RTG Ventures (Europe) Ltd from its stockholders for consideration consisting of Convertible Preferred Shares of RTG Ventures, Inc. according to the valuation methodologies outlined in the Share Exchange Agreements of Bitemark MC Limited and Stylar Limited. RTG Ventures (Europe) Ltd has been valued 12 months forward using forecasts submitted by them and agreed by the Company. Based on the results after 12 months, shareholders will be able to convert the preferred shares into common stock using the average share price of the 30 days preceding the conversion. At conversion the valuations will be adjusted up to a maximum of 25% in either direction using performance against forecast. All preferred stock will be held by the Registrant's transfer agent for the 12 month period.

Description of Business

Business Overview

RTG Ventures (Europe) Ltd has developed a unique model that enables live music video rights owners to control and monetize their assets through internet and mobile internet distribution.  RTG Ventures also enables destination site owners to source top quality media content without the need to negotiate rights for each media item they stream.

RTG Ventures, Inc. Corporate Structure

Equity Structure

Operating Organization

RTG Ventures is organized as three divisions; Media Systems, Payment Systems and Software and Services, each of which contains both wholly-owned companies and joint ventures with independent business plans, strategies and management.  In addition to servicing their discrete markets, these companies all contribute to RTG Venture’s total product offering for media rights owners which enables rights owners to stream content in any format to any digital video platform with monetization and rights management rules built in to the network itself.

At the heart of RTG Ventures' total product offering is a Monetization Application which allows rights owners to define and meta tag media content in detail, to set and enforce rights management and distribution rules, to receive payment on distribution and to obtain detailed analytics in real time.

There are four key steps in RTG Ventures' work flow :

•	Content Acquisition

•	Monetization Application

•	Content Delivery Network

•	Content Distribution

RTG Ventures' Total Product Value Chain
Media Systems Division

The Media Systems division is responsible for development and management of RTG Ventures' total product offering with support and services provided by the other two divisions.  Specifically, the Media Systems Division tasks are:

•	To make and maintain relationships with digital media rights owners;
◦	To create a marketplace of top quality content with in-built Digital Rights Management (DRM);
◦	To produce original content in order to promote and monetize live events;
◦	To digitize archive content in order to unlock the earning potential of content libraries.
•	To create a single management interface for rights owners:
◦	To manage distribution of all of their content online;
◦	To provide the mechanisms for monetizing content on any digital platform;
◦	To access real time performance analytics in order to optimize distribution and monetization of their assets;
◦	To reconcile asset income.
•	To make and maintain relationships with portals, niche destination sites and high traffic web sites of all kinds and on all digital media platforms:
◦	To deliver rights owners volume;
◦	To reach consumers who will pay per view;
◦	To provide site owners with top quality content without the need to negotiate a license from the rights owner; and
◦	Where dedicated destination sites for media types do not exist, to form joint ventures with leaders in those niches in order to attract and monetize audiences for the rights owners.

Payment Systems

The Payment Systems Division is responsible for development and management of cutting edge value-exchanging technologies in order to reduce the cost of electronic payments and extend the reach of RTG Ventures' technology.  Specifically, the Payment Systems Division's tasks are:

•	To reduce transaction costs for RTG Ventures' businesses by:
◦	Vertically integrating payment systems into its products;
◦	Offering alternatives to the Visa/Mastercard clearing system;
◦	Utilizing electronic bank-to-bank payments wherever possible;
◦	Aggregating foreign currency transactions in order to achieve highly competitive FX rates.
•	To extend the reach of RTG Ventures' products by:
◦	Establishing acceptance and/or integration with EPOS and Ecommerce providers;
◦	Creating and operating a wireless digital certificate (gift voucher) system that can be used as sales promotional tools;
◦	Ensuring its products are compatible with other media companies “paywall” technologies

Role of Software & Services

The Software and Services Division is to provide products and services that add value to the total product offering including but not limited to being an internal service provided to other RTG Ventures companies.  Specifically, the Software & Services Division's tasks are:

•	Provide digital marketing services to RTG Ventures' companies
◦	Secure top 10 search engine rankings
◦	Manage social media networks to raise profile of products and services
◦	Extend RTG Ventures reach into the marketing world to attract leading edge companies into the business development pipeline
◦	Be an internal centre of excellence for all matters relating to digital marketing, branding and e-commerce
•	Provide product marketing capabilities to RTG Ventures' companies
◦	Manage and maintain relationships with product designers, engineers, contract manufacturers and quality assurance companies
◦	Provide and manage third party logistics network for distribution of merchandise and other physical goods

The Media Market

The worldwide television market in 2009 was worth approximately $355bn (IDATE).  This is broken down by continent as illustrated below. The United States is the single largest television market, but the importance of the region is trending downwards going from 39% in 2008 to 38.7% in 2009.

Over the same period, Europe also decreased by 2.4% compared to 2008. Germany, UK and France accounted for 44% of total revenue in 2009.

Asia Pacific and Latin America both displayed growth in market share between 2008 and 2009, but the market overall declined by 1.2% showing that the television industry didn't escape the consequences of global economic downturn.

The explosive emergence of internet video combined with other new delivery methods for consuming TV output, such as TV anywhere and IPTV, is leading to a convergence between traditional TV and the Internet.  This will gradually transform the TV media market from a broadcaster-led centralized market to a consumer-led fragmented market. In every market, distributing content is becoming increasingly complicated creating an opportunity for new intermediaries like RTG Ventures. And, while Web TV companies are working to get content onto television sets, traditional broadcasters are working to get their content onto the internet. The excerpt below is taken from an iDate Consulting and Research report published in April 2010 entitled “Global TV 2010 – Markets, Trends, Facts and Figures (2008-2013)

All the conditions for the TV industry’s migration to the Internet are now in place:

• consumers are comfortable with online visual consumption;
• technical solutions that give users access to Internet content on their television sets have been implemented;
• open Internet access is possible from mobile telephones;
• premium content is available on the Web;
• online video quality of service is improving;
• new players from industries related to the television industry have aligned their strategies.
• While this migration will be gradual, it will have a deep-seated impact on the industry:
• the exclusive rights model will no longer be the standard;
• some consumers will abandon traditional managed networks;
• a globalization trend will be sparked, to the benefit of the major rights holders.

Unlike the music and print media industries, the TV industry is gaining a strong position on the Web. As a result, television is poised to play a central role in video services. This offensive strategy will likely pay off down the line, but does not entirely eliminate the possibility of destroying value. There are structural reasons for this, including a fiercely competitive online advertising market and a lack of control over program circulation.
Far from being simply transitory, the 2009-2010 economic downturn marks the beginning of a decade of restructuring for the TV industry. This new period will begin with an overall decline in the sector’s resources before increasingly varied consumption patterns spur a new period of growth. The decade running from 2010 to 2020 will also be a period that focuses on cost control, with the industrialization of TV production that will depart once and for all from its historical model, i.e., film.

Next Gen TV

There are many companies seeking to innovate in TV distribution. IDATE positions the innovators as displayed below.

RTG Ventures operates in two areas of this business model.  Its monetization application provides a new kind of tool to media groups who want to control how their content is consumed on the open Internet. Every category on this chart could receive content from the application's distribution hub.  RTG Ventures will also deploy a destination site (currently known as Flowcaster).

In a consumer-led, fragmented market, RTG Ventures believes that internet broadcast models, coupled with rapidly changing consumer consumption patterns such as via mobile or video-on-demand can both grow new markets and take market share from traditional companies in the pay-TV segment.

Live Music Online

RTG Ventures defines three key areas in the online live music video market:

•	Live performances, live-to-air

•	Recorded live performances

•	Recorded live studio sessions

In October 2009, U2 broke new ground when it broadcast a concert live from the Rosebowl straight to the internet. The concert was streamed on YouTube and attracted 10m viewers from all over the world, breaking previous YouTube records.

Two companies have also declared an interest in acquiring rights to live music and streaming content as an aggregator; Hulu.com and Vevo.com.

But, the market for live music online is young, fragmented and there are no authoritative published analytics of the market.  Various companies have experimented in the market, among them Live Nation who announced in 2008 that it was going to film concerts at its 150 venues so that fans who couldn't attend events could still enjoy them.

To understand the market as it exists now for rights owners, one must explore the options they have for monetizing content.

As a content owner, the current choices for streaming content are:

•	Pay to stream

•	Stream for free with advertising support – someone else's revenue

•	Sign up to a blanket licensing agreement

•	Build a bespoke platform to manage content and distribute using a content delivery network

RTG Ventures' model offers media owners the opportunity to build their own distribution network, stream for free and earn revenue on each and every stream.

The Payment Systems Market

Wireless payment systems have been a hot technology topic since before the year 2000, but few of the schemes that were launched before 2005/2006 have survived. Today, there are many companies offering the ability for consumers to pay for goods and services using a mobile phone. Broadly, they fall into three categories:

Charges added to mobile phone bill

Consumers are able to make micro payments for ringtones, games etc and the charges are either added to their monthly phone bill, or use credit from pre-paid accounts. This system relies on the vendor having a billing relationship with the airtime provider.

Premium SMS billing

Consumers are able to make payments for services by sending an SMS text to a premium rate number. The charges are added to their monthly phone bill or use credit on prepaid accounts. This system requires the vendor having a billing relationship with a premium rate SMS provider, but does not require a relationship with an airtime provider.

Pay by credit or debit card

There are a number of different methods of making payments from a mobile device using the existing credit and debit card clearing system.

Payment by mobile banking applications

The latest method of making payments from a mobile device, current mobile banking applications, like the NatWest iPhone app, require users to have an account with the bank that owns and operates the platform. Other services, like iPayu, are bank independent but offer the same advantages.

According to research report by Berg Insight, the worldwide number of users of mobile banking and related services is forecasted to grow from 20 million users in 2008 at a compound annual growth rate of 89 per cent to reach 913 million users in 2014. Asia-Pacific is expected to become the most important regional market, accounting for 65 percent of the total user base. Mobile banking is also anticipated to play a key role in bringing financial services to people in the Middle East and Africa. In Europe and the USA, the technology will mainly serve as an extension of existing online banks as mobile handsets become more widely used for Internet access. By 2014, Berg Insight forecasts that mobile banking will attract 110 million users in Europe and 80 million users in North America.

Besides traditional retail banking, the report also identifies international money transfer as a potential revenue source for mobile industry players. Berg Insight forecasts that 5–20 percent of the international money transfers currently handled by various formal or informal agent networks will be carried out using a mobile handset by 2014, generating US$ 170–680 million in service revenues.

There are several companies operating in this area already, the most notable of which is Obopay, which commenced trading in 2006. Obopay is currently operational in the USA, India and Africa and has raised significant equity investments including, among others $70m from Nokia.

Opportunity Analysis

Internal Environment

Strengths

•
Strong international management team with relevant experience and a significant contacts network in the global entertainment and media business at the highest levels. These relationships will be utilized to achieve licensing deals and broker partnerships to speed market entry.

•	Very strong international sales and marketing expertise

•	World-leading technology in both media delivery and payment services.

•	Proven online payment technology with very low operating costs.

•	Mobile payment technology, ready to deploy in an undeveloped market giving the company a competitive advantage

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Public company status gives RTG Ventures a clear advantage over smaller privately funded competitors. RTG Ventures can offer more flexible acquisition structures through liquidity, leverage and exit strategy.

Areas for Improvement

•	The online payment services market is already mature and RTG Ventures may need to compete on price because the market is already commoditized and there's little room for innovation

•	The company has finite marketing resources and a low overhead business model. This will make partnerships and joint ventures very important.

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As with all technology companies, system breakdowns could disturb the operating activities of both the owned entities and the payment system. In order to mitigate this weakness, resilience needs to be built into all systems.

External Environment

Opportunities

•	The online market for media and music online continues to grow at very fast rates and this gives the company the opportunity to grow despite tough prevailing market conditions.

•
Acquisitions of profitable operating companies can give RTG Ventures' model added strength by spurring growth in their original markets and by re=purposing their skill set to boost opportunities in RTG Ventures core markets.

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The development of mobile services create a huge opportunity for iPayu which with a little extra development and the right marketing can become a simple mobile payment solution for integration into all current mobile platforms.

Competitive Factors

•
The biggest threat to all web-based businesses is competition. Large profits exist for those that get the model right and there will be plenty of start-ups and established businesses looking at the same niche markets that RTG Ventures is targeting.

•
If RTG Ventures cannot attract the right partnerships and strategic alliances, it may not be able to get enough good quality content to attract a premium audience and this will be reflected in revenues.

•	Consumers are still wary of subscription models online because, to date, many of the online models have been free. However, this is changing rapidly.

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Consumers in RTG Ventures' younger target markets may share files illegally on P2P networks and sites. These users do not regard sharing content as theft and this could impact on profitability of the platforms as there will still be a big reliance on advertising based models where content is free and therefore not worth sharing.

Marketing Strategy

RTG Ventures' generic marketing strategy is as a niche provider in each of its markets, using specialist content and dedicated joint ventures to quickly establish dominance in each initial market.

In each sector, once the initial market has been dominated, RTG Ventures will take the same products to new niche markets at the same time as increasing the scope of the product in its existing niche market.

This provides a broad framework for the development and roll-out of new products. Importantly, using this strategy, it is not necessary to produce a full-featured product prior to launch because it is more important to be in the market and gaining share than to lose ground by not launching until every single product feature has been created, tested and approved for release.

This approach is best illustrated on the macro scale by the development of the Monetization Application for live music video rights owners and on the micro scale by the tentative joint venture to create a destination site with a major music industry corporation.

Detailed marketing plans for each product are included in the business plans of the discrete business units.

Organizational Strategy

Board of Directors

The Board of Directors will act jointly with management to ensure oversight of RTG Ventures as a transparent US public company using best practices of Corporate Governance.

For RTG Ventures, Corporate Governance is defined as an internal system encompassing policies, processes and people, which serve the needs of shareholders and other stakeholders, by directing and controlling management activities with good business savvy, objectivity, accountability and integrity. The practices are reliant on Sarbanes-Oxley legislation, SEC regulations and other legal and ethical requirements, as well as public policy responsibility inherent in public company stewardship.

It is a system of structuring, operating and controlling a company with a view to achieve long term strategic goals to satisfy shareholders, lenders, employees, customers and suppliers. The Board establishes and maintains a system of checks and balance within the Company.

"The perceived quality of a company's corporate governance can influence its share price as well as the cost of raising capital." Extract from the Conference Board / Board of Directors

In this context, RTG Ventures has already announced the formation of a Nomination/Compensation Committee and an Audit Committee, each with a charter of responsibilities to ensure transparency in matters regarding financial and people matters. The Company enacted a code of ethics in 2004.

Management Team

A précis on each member of management is included on the company website at www.rtgventures.com

Division Management

Acquired companies will be integrated into RTG Ventures with their management teams in place. Where this is not possible, or not desirable, new management will either be hired in, or resourced from other business units on a temporary or permanent basis as needs dictate. As the business grows, Vice Presidents will be appointed to manage these business units.

Recruitment Policy

RTG Ventures will operate a 'permanent recruitment' policy encouraging all senior staff to use their networks to foster and approach the best talent to ensure a good stream of direct sourced candidates. The Company will establish internship programs with universities at the undergraduate and graduate levels as a cost-effective and focused path to identify and grow the young talent required for the Company's future. The organization's workforce will have a balance between experience and academic excellence to develop cutting-edge approaches in new media.

Remuneration Policy

RTG Ventures will offer competitive remuneration packages to all staff based on market conditions. Where appropriate, stock options and cash bonuses will be used to reward consistent strong performance. RTG Ventures will foster a pay-for- performance meritocracy.

Professional and Advisory Support

RTG Ventures has appointed a full network of world leading professional advisers to provide the best advice available in specialist areas such as: legal, accounting/audit, transfer agency, international taxation, intellectual property, investor relations and specialized areas of new media.

Item 9.01 Financial Statements and Exhibits.

(b) Exhibits

10.1	Consolidated financial statements
10.2*	Amendment to Share Exchange Agreement, dated March 30, 2010, between RTG Ventures, Inc., and Cloud Channel Limited.
10.3*	Amendment to Share Purchase Agreement between Cloud Channel Limited and Bitemark MC Limited.
10.4*	Amendment to Share Purchase Agreement between Cloud Channel Limited and Stylar Limited.

* Previously filed in the exhibits to the Registrant's Current Report on form 8-KA filed with the commission on July 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTG VENTURES, INC.
(Registrant)

Dated: September 8, 2010	By: /s/ Dominic Hawes-Fairley
Dominic Hawes-Fairley, Chief Executive Officer